Exhibit 99.1

News Release CRESTWOOD MIDSTREAM PARTNERS LP 700 Louisiana Street, Suite 2060 Houston, TX 77002 www.crestwoodlp.com

Crestwood Announces Second Quarter 2013

Financial and Operating Results

Completed capital projects in the Marcellus Shale expected to drive volume growth in the second half of 2013

HOUSTON, TEXAS, August 6, 2013 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood” or “CMLP”) reported today its unaudited financial results for the three months ended June 30, 2013. Key financial and operating results included the following:

Second Quarter 2013 Highlights

•	Adjusted earnings before interest, taxes, depreciation, amortization and accretion (“Adjusted EBITDA”) was $38.9 million, 21% higher than second quarter 2012;

•	Adjusted distributable cash flow was $27.6 million, 16% higher than second quarter 2012;

•	Total gathering volumes averaged 993 million cubic feet per day (“MMcf/d”), 21% higher than second quarter 2012, with 65% of gathering volumes from rich gas areas; and

•

On May 6, 2013, we announced a series of definitive agreements whereby the owner of our general partner, Crestwood Holdings LLC (“Crestwood Holdings”), would acquire the general partner interest and approximately 29% of the outstanding limited partnership interest of Inergy, L.P. (“NRGY”), contribute its ownership of Crestwood’s general partner to NRGY, and Crestwood would merge into Inergy Midstream, L.P. (“Inergy Midstream”). Crestwood Holdings completed the acquisition of its interest in NRGY and contribution of Crestwood’s general partner in June 2013. The merger of CMLP into Inergy Midstream is currently expected to be finalized late third quarter or early fourth quarter 2013. Collectively, NRGY and Inergy Midstream are referred to herein as “Inergy.”

“We are pleased to report another quarter of solid performance,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “As expected, our Marcellus assets continued to drive the increase in our gathering volumes and offset natural production declines in the Barnett segment. We continue to focus our growth capital spending on pipeline expansions and compression additions in the Marcellus region to keep up with Antero Resources’ aggressive development program in the area.

-more-

NEWS RELEASE

“We expect that Adjusted EBITDA and distributable cash flow will increase in the second half of 2013 due primarily to Marcellus growth. Our significant expansion projects are expected to commence service in the next several weeks which should boost volumes.

“In addition, we are pleased with the significant progress we have made to complete the transformational merger between Crestwood and Inergy Midstream. The combined partnership will have a diverse platform of midstream assets in virtually every premier shale play in the United States and will provide a full suite of services expanding across the midstream value chain. Now that NRGY owns the general partner of Crestwood, we are focused on an efficient integration of our assets and organizations to position our diverse midstream operating platform to provide ‘best-in–class’ customer service and leverage the capabilities of the combined organization. With the larger size and scale of the combined partnerships, we will be better positioned to provide a more comprehensive and competitive suite of customer services that expand margins and enhance returns. We have an excellent foothold in all of the premier shale plays and continue to execute on new opportunities.

“We are excited about our new investment in the Powder River Basin Niobrara rich gas and crude oil focused shale play. As announced last month, Crestwood completed its acquisition of a 50% interest in the Jackalope system. The $108 million transaction is supported by a 20-year gathering and processing agreement and a 311,000 acre area of dedication from Chesapeake Energy Corporation and RKI Exploration & Production. The Jackalope transaction highlights the benefits of the merger with Inergy Midstream as the Niobrara play provides additional opportunities to extend value chain services such as crude oil storage, blending, truck and rail terminalling, transportation and marketing services that Inergy specializes in,” added Phillips.

Second Quarter 2013 Financial and Operating Results

Our Adjusted EBITDA for the second quarter 2013 was $38.9 million, $6.9 million higher than the second quarter 2012. Second quarter 2013 results included $12.9 million of EBITDA from our Marcellus segment, $26.6 million from our Barnett segment and $5.0 million from our other segments.

Second Quarter 2013 Segment Performance

Marcellus Segment

Marcellus segment revenues more than doubled to $15.4 million in the second quarter 2013, compared to $7.0 million in the second quarter 2012. Gathering volumes increased 61% to 415 MMcf/d in the second quarter 2013, compared to 257 MMcf/d in the second quarter 2012. Compression revenues attributable to the compression assets acquired from Enerven Compression LLC in December 2012 were $3.9 million in the second quarter 2013. Operating and maintenance expenses totaled $2.5 million during the second quarter 2013, an increase of approximately $2.0 million from the second quarter 2012, reflecting higher costs associated with the acquired assets and increased volumes.

NEWS RELEASE

Barnett Segment

Barnett segment revenues increased 5% to $33.1 million in the second quarter 2013, compared to $31.5 million in the second quarter 2012. Gathering volumes increased 9% to 438 MMcf/d in the second quarter 2013, compared to 401 MMcf/d in the second quarter 2012. Processing volumes increased 53% to 197 MMcf/d in the second quarter 2013, compared with 129 MMcf/d in the second quarter 2012. The increase in gathering and processing volumes was driven by the West Johnson County assets acquired from Devon Energy Corporation in August 2012, which contributed approximately $6.6 million of revenue in the second quarter 2013. The increase was partially offset by natural production declines on existing wells as Quicksilver Resources has not connected any additional wells during 2013.

Operating and maintenance expenses totaled $6.3 million during the second quarter 2013, an increase of $1.0 million from the second quarter 2012, due primarily to the operation of the West Johnson County assets.

Other Segments

The EBITDA contribution from our Fayetteville, Granite Wash and Other segments totaled approximately $5.0 million for the second quarter 2013, a decline of 12% from $5.7 million in the second quarter 2012. The decrease in EBITDA was primarily attributable to the expiration of a minimum throughout agreement on the Haynesville gathering system.

General and Administrative Expenses

General and administrative expenses totaled $10.4 million in the second quarter 2013, $1.7 million higher than the second quarter 2012. During the second quarter 2013, $4.8 million of our general and administrative expense related to transaction and due diligence activities, compared to $2.3 million in the second quarter 2012. The increase in transaction related expenses was primarily due to our anticipated merger with Inergy Midstream.

Capital Investment and Resources

At June 30, 2013, Crestwood had approximately $777.6 million of debt outstanding, comprised of $350.0 million of 7.75% fixed-rate senior notes due 2019, $300.2 million under the CMLP revolving credit facility and $127.4 million under the Crestwood Marcellus Midstream LLC (“CMM”) revolving credit facility, which is used to fund our Marcellus capital projects. The CMLP and CMM credit facilities have total committed capacity of $550 million and $200 million, respectively.

NEWS RELEASE

Crestwood’s capital spending for the six months ended June 30, 2013, totaled approximately $80.3 million. The majority of capital spending related to construction of pipeline laterals and compression equipment in the Marcellus segment.

Basis of Presentation and Non-GAAP Financial Measures

Pursuant to U.S. generally accepted accounting principles (“GAAP”), the acquisition of CMM in January 2013 was accounted for as a reorganization of entities under common control. As such, the historic operations of CMM were retroactively adjusted to reflect Crestwood’s results as if Crestwood owned 100% of CMM since CMM’s formation and commencement of operations at the end of March 2012. Full year 2012 results were recast in a Form 8-K filed with the Securities and Exchange Commission on May 10, 2013. Information related to 2012 reflected in this news release reflects the recast nature of these amounts.

Adjusted EBITDA and adjusted distributable cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Conference Call

Crestwood will host a conference call and internet webcast for investors and analysts today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss the second quarter 2013 performance. The call will be jointly hosted with Inergy. To participate by phone, dial 1-480-629-9723, and ask for the Crestwood/Inergy call. A replay of the call will be available for one week by dialing 1-303-590-3030 and using access code 4631393. A webcast of the conference call will also be available live and by replay and can be accessed via the “Presentations” page of Crestwood’s Investor Relations website at www.crestwoodlp.com.

Additional Information and Where to Find It

This communication contains information about the proposed merger transaction involving Crestwood and Inergy Midstream. In connection with the proposed merger transaction, Inergy Midstream has filed with the SEC a preliminary registration statement on Form S-4 that includes a proxy statement/prospectus for the unitholders of Crestwood. Crestwood will mail the final proxy statement/prospectus to its unitholders. INVESTORS AND UNITHOLDERS

NEWS RELEASE

ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRESTWOOD, INERGY MIDSTREAM, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and unitholders are able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Inergy Midstream and Crestwood through the website maintained by the SEC at www.sec.gov. In addition, investors and unitholders are able to obtain free copies of documents filed by Crestwood with the SEC from Crestwood’s website, www.crestwoodlp.com, under the heading “SEC Filings” in the “Investor Relations” tab and free copies of documents filed by Inergy Midstream with the SEC from Inergy Midstream’s website, www.inergylp.com/midstream, under the heading “SEC Filings” in the “Investor Relations” tab.

Participants in the Solicitation

Crestwood, Inergy Midtream and Inergy and their respective general partners’ directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Crestwood in respect of the proposed merger transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of Crestwood in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding Crestwood’s directors and executive officers is contained in Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Free copies of these documents may be obtained from the sources described above.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood and Inergy management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s or Inergy’s financial condition, results

NEWS RELEASE

of operations and cash flows include , without limitation, failure to satisfy closing conditions with respect to the merger; the risks that the Crestwood and Inergy businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of Crestwood or Inergy assets; failure or delays by customers in achieving expected production in their natural gas projects; competitive conditions in the industry and their impact on the ability of Crestwood or Inergy to connect natural gas supplies to Crestwood or Inergy gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood or Inergy to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood or Inergy’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood or Inergy to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact either company’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness, of either company, as well as other factors disclosed in Crestwood and Inergy’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood and Inergy with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K for the year ended December 31, 2012 and September 30, 2012, respectively, and the most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Crestwood and Inergy do not assume any obligation to update these forward-looking statements.

About Crestwood Midstream Partners LP

Houston, Texas-based Crestwood is a growth-oriented, midstream master limited partnership that owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Marcellus Shale in northern West Virginia, the Fayetteville Shale in northwest Arkansas, the Granite Wash in the Texas Panhandle, the Avalon Shale/Bone Spring in southeastern New Mexico and the Haynesville/Bossier Shale in western Louisiana. For more information about Crestwood, visit www.crestwoodlp.com. The general partner of Crestwood is owned by Inergy, L.P. (NYSE: NRGY).

NEWS RELEASE

About Inergy, L.P.

Inergy, L.P. is a publicly traded master limited partnership that controls, owns, and operates energy midstream businesses. Inergy’s operations include a natural gas storage business in Texas and an NGL and crude oil supply and logistics business that serves customers in the United States and Canada. Through its general partner interest in Inergy Midstream, L.P. and Crestwood Midstream Partners LP, Inergy is also engaged in the development and operation of natural gas, NGL and crude oil gathering, processing, storage, and transportation assets in multiple unconventional shale plays across the United States. For more information about Inergy, L.P., visit www.inergylp.com.

About Inergy Midstream, L.P.

Inergy Midstream, L.P. is a publicly traded master limited partnership that develops, owns, and operates predominantly fee-based natural gas, NGL and crude oil storage and transportation businesses in the Northeast region of the United States and in North Dakota.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

###

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for per unit data)

(Unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2013	2012(1)	2013	2012(1)	2013
Operating revenues
Gathering revenues	$24,103	$17,761	$48,099	$29,598	$23,996
Gathering revenues—related party	19,066	21,616	38,973	45,462	19,907
Processing revenues	3,926	1,198	7,974	2,394	4,048
Processing revenues—related party	5,515	6,550	11,197	13,321	5,682
Compression revenues	3,873	—	7,799	—	3,926
Product sales	14,616	8,104	29,473	18,187	14,857

Total operating revenues	71,099	55,229	143,515	108,962	72,416

Operating expenses
Product purchases	6,154	7,441	12,902	16,414	6,748
Product purchases—related party	7,878	—	14,635	—	6,757
Operations and maintenance	12,592	9,400	25,608	19,111	13,016
General and administrative	10,380	8,657	18,169	15,395	7,789
Depreciation, amortization and accretion	17,701	13,695	35,061	24,341	17,360

Total operating expenses	54,705	39,193	106,375	75,261	51,670

Operating income	16,394	16,036	37,140	33,701	20,746
Interest and debt expense	(11,185)	(8,963)	(22,635)	(16,520)	(11,450)

Income before income taxes	5,209	7,073	14,505	17,181	9,296
Income tax expense	339	275	677	578	338

Net income	$4,870	$6,798	$13,828	$16,603	$8,958

General partner’s interest in net income	$5,192	$4,154	$10,393	$7,522	$5,201
Limited partners’ interest in net income	$(322)	$2,644	$3,435	$9,081	$3,757
Basic earnings (loss) per unit:
Net income (loss) per limited partner unit	$(0.01)	$0.06	$0.06	$0.21	$0.07
Diluted earnings (loss) per unit:
Net income (loss) per limited partner unit	$(0.01)	$0.06	$0.06	$0.21	$0.07
Weighted-average number of limited partner units:
Basic	60,004	43,333	57,400	43,014	54,766
Diluted	60,004	43,534	57,673	43,204	55,042
Distributions declared per limited partner unit (attributable to the period ended)	$0.51	$0.50	$1.02	$1.00	$0.51

(1)	Financial information has been revised to include the results of Crestwood Marcellus Midstream LLC.

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(In thousands, except for unit data)

(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$110	$111
Accounts receivable	21,772	21,636
Accounts receivable—related party	20,851	23,755
Insurance receivable	3,496	2,920
Prepaid expenses and other	1,476	1,941
Assets held for sale	6,680	—

Total current assets	54,385	50,363
Property, plant and equipment, net of accumulated depreciation of $153,421 in 2013 and $130,030 in 2012	1,016,770	939,846
Intangible assets, net of accumulated amortization of $23,821 in 2013 and $12,814 in 2012	490,503	501,380
Goodwill	95,031	95,031
Deferred financing costs, net	21,134	22,528
Other assets	2,107	1,321

Total assets	$1,679,930	$1,610,469

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accrued additions to property, plant and equipment	$36,173	$9,213
Capital leases	3,408	3,862
Deferred revenue	2,426	2,634
Accounts payable—related party	2,997	3,088
Accounts payable, accrued expenses and other liabilities	34,056	29,717

Total current liabilities	79,060	48,514
Long-term debt	778,944	685,161
Long-term capital leases	1,509	3,161
Asset retirement obligations	14,425	14,024
Partners’ capital
Common unitholders (53,766,588 and 41,164,737 units issued and outstanding at June 30, 2013 and December 31, 2012)	676,214	442,348
Class C unitholders (7,165,819 units issued and outstanding at December 31, 2012)	—	159,908
Class D unitholder (6,341,707 units issued and outstanding at June 30, 2013)	126,644	—
General partner (1,112,674 and 979,614 units issued and outstanding at June 30, 2013 and December 31, 2012)	3,134	257,353

Total partners’ capital	805,992	859,609

Total liabilities and partners’ capital	$1,679,930	$1,610,469

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012(1)
Cash flows from operating activities
Net income	$13,828	$16,603
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	35,061	24,341
Equity-based compensation	1,378	994
Other non-cash income items	2,067	2,546
Changes in assets and liabilities:
Accounts receivable	(136)	245
Accounts receivable—related party	2,904	4,010
Insurance receivable	(576)	—
Prepaid expenses and other assets	(321)	(560)
Accounts payable—related party	(91)	(1,046)
Accounts payable, accrued expenses and other liabilities	3,415	(4,919)

Net cash provided by operating activities	57,529	42,214

Cash flows from investing activities
Capital expenditures	(80,297)	(22,373)
Acquisitions, net of cash acquired	—	(376,805)
Other	20	—

Net cash used in investing activities	(80,277)	(399,178)

Cash flows from financing activities
Proceeds from credit facilities	316,900	244,700
Repayments of credit facilities	(223,000)	(176,250)
Payments on capital leases	(2,248)	(1,375)
Deferred financing costs paid	(82)	(6,486)
Proceeds from issuance of common units, net	118,562	103,034
Contributions from partners	—	247,163
Distribution to General Partner for additional interest in CMM	(129,000)	—
Distributions to partners	(57,709)	(45,471)
Taxes paid for equity-based compensation vesting	(676)	(402)

Net cash provided by financing activities	22,747	364,913

Change in cash and cash equivalents	(1)	7,949
Cash and cash equivalents at beginning of period	111	797

Cash and cash equivalents at end of period	$110	$8,746

Supplemental cash flow information:
Interest paid, net of amounts capitalized	$20,270	$14,903

(1)	Financial information has been revised to include the results of Crestwood Marcellus Midstream LLC.

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP

OPERATING STATISTICS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2013	2012(1)	2013	2012(1)	2013
Marcellus:
Gathering revenues	$11,524	$7,027	$21,872	$7,027	$10,348
Compression revenues	3,873	—	7,799	—	3,926

Total operating revenues	$15,397	$7,027	$29,671	$7,027	$14,274
Product purchases	—	—	—	—	—
Operations and maintenance expense	2,545	513	4,942	513	2,397

EBITDA	$12,852	$6,514	$24,729	$6,514	$11,877

Gathering volumes (in MMcf)	37,765	23,424	71,674	23,424	33,909
Compression volumes (in MMcf)	25,882	—	50,157	—	24,275
Barnett:
Gathering revenues	$23,568	$23,771	$47,910	$49,830	$24,342
Processing revenues	9,440	7,732	19,168	15,616	9,728
Product sales	64	—	544	—	480

Total operating revenues	$33,072	$31,503	$67,622	$65,446	$34,550
Product purchases	146	—	401	—	255
Operations and maintenance expense	6,312	5,345	13,567	11,475	7,255

EBITDA	$26,614	$26,158	$53,654	$53,971	$27,040

Gathering volumes (in MMcf)	39,833	36,529	80,206	77,182	40,373
Processing volumes (in MMcf)	17,913	11,765	36,235	23,822	18,322
Fayetteville:
Gathering revenues	$6,140	$6,228	$13,099	$12,994	$6,959
Product sales	191	102	485	200	294

Total operating revenues	$6,331	$6,330	$13,584	$13,194	$7,253
Product purchases	190	124	483	206	293
Operations and maintenance expense	2,310	2,231	4,444	4,544	2,134

EBITDA	$3,831	$3,975	$8,657	$8,444	$4,826

Gathering volumes (in MMcf)	7,696	7,112	15,141	14,647	7,445
Granite Wash:
Gathering revenues	$478	$270	$992	$409	$514
Processing revenues	1	16	3	99	2
Product sales	13,157	7,436	26,490	16,811	13,333

Total operating revenues	$13,636	$7,722	$27,485	$17,319	$13,849
Product purchases	12,492	6,732	24,699	15,033	12,207
Operations and maintenance expense	685	541	1,293	1,059	608

EBITDA	$459	$449	$1,493	$1,227	$1,034

Gathering volumes (in MMcf)	1,870	1,367	3,905	2,720	2,035
Processing volumes (in MMcf)	1,864	1,362	3,709	2,707	1,845
Other:
Gathering revenues	$1,459	$2,081	$3,199	$4,800	$1,740
Product sales	1,204	566	1,954	1,176	750

Total operating revenues	$2,663	$2,647	$5,153	$5,976	$2,490
Product purchases	1,204	585	1,954	1,175	750
Operations and maintenance expense	740	770	1,362	1,520	622

EBITDA	$719	$1,292	$1,837	$3,281	$1,118

Gathering volumes (in MMcf)	3,176	6,044	7,115	12,107	3,939

(1)	Financial information has been revised to include the results of Crestwood Marcellus Midstream LLC.

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except for per unit data)

(Unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2013	2012(1)	2013	2012(1)	2013
Net income	$4,870	$6,798	$13,828	$16,603	$8,958
Items impacting net income:
Significant transaction-related expenses	4,799	2,295	5,517	2,346	718
Non-cash interest expense (write-off of deferred financing costs)	—	—	—	370	—

Adjusted net income	$9,669	$9,093	$19,345	$19,319	$9,676

Net income (loss) per limited partner unit (diluted basis)	$(0.01)	$0.06	$0.06	$0.21	$0.07
Items impacting net income	$0.08	$0.05	$0.10	$0.06	0.01

Adjusted net income per limited partner unit (diluted basis)	$0.07	$0.11	$0.16	$0.27	$0.08

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2013	2012(1)	2013	2012(1)	2013
Net income	$4,870	$6,798	$13,828	$16,603	$8,958
Depreciation, amortization and accretion expense	17,701	13,695	35,061	24,341	17,360
Income tax expense	339	275	677	578	338
Amortization of deferred financing fees	1,125	1,339	2,253	2,641	1,128
Amortization of debt premium	(59)	—	(117)	—	(58)
Non-cash equity compensation	781	500	1,378	994	597
Maintenance capital expenditures	(2,002)	(1,079)	(2,923)	(1,593)	(921)

Distributable cash flow	22,755	21,528	50,157	43,564	27,402
Add: Significant transaction-related expenses	4,799	2,295	5,688	2,346	889

Adjusted distributable cash flow	$27,554	$23,823	$55,845	$45,910	$28,291

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2013	2012(1)	2013	2012(1)	2013
Total operating revenues	$71,099	$55,229	$143,515	$108,962	$72,416
Product purchases	14,032	7,441	27,537	16,414	13,505
Operations and maintenance expense	12,592	9,400	25,608	19,111	13,016
General and administrative expense	10,380	8,657	18,169	15,395	7,789

EBITDA	34,095	29,731	72,201	58,042	38,106
Items impacting EBITDA:
Add: Significant transaction-related expenses	4,799	2,295	5,517	2,346	718

Adjusted EBITDA	38,894	32,026	77,718	60,388	38,824
Less:
Interest and debt expense	11,185	8,963	22,635	16,520	11,450
Income tax expense	339	275	677	578	338
Depreciation, amortization and accretion expense	17,701	13,695	35,061	24,341	17,360
Items impacting EBITDA	4,799	2,295	5,517	2,346	718

Net income	$4,870	$6,798	$13,828	$16,603	$8,958

(1)	Financial information has been revised to include the results of Crestwood Marcellus Midstream LLC.